UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2021

Rennova Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

931 Village Boulevard, Suite 905, West Palm Beach, Florida	33409
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2021, Seamus Lagan, Chief Executive Officer, President and Interim Chief Financial Officer of Rennova Health, Inc. (the “Company”), and Alcimede LLC, of which Mr. Lagan is the sole manager, the holders of 250,000 shares of Series L Convertible Preferred Stock and an irrevocable proxy to vote all of the outstanding shares of Series M Convertible Redeemable Preferred Stock, each of which votes with the common stock and Series F Convertible Preferred Stock (the “Series F Preferred Stock”), representing approximately 52.6% of the total voting power of the Company’s voting securities, approved by written consent in lieu of a special meeting of stockholders, the following proposal, which had previously been approved and recommended to be approved by the stockholders by the Board of Directors of the Company.

Proposal 1: To approve an amendment to our Certificate of Incorporation, as amended to effect a reverse stock split of all of the outstanding shares of our common stock, at a specific ratio from 1-for-50 to 1-for-2,000, and grant authorization to our Board of Directors to determine, in its discretion, the specific ratio and timing of the reverse split at any time on or before December 31, 2021, subject to the Board of Directors’ discretion to abandon such amendment.

The stockholder approval of the above proposal will not be effective until 20 days after an information statement that has been filed with the Securities and Exchange Commission is mailed to the holders of our common stock and Series F Preferred Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2021	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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